UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2015

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 736-3584
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2015, the Company held its annual meeting of stockholders in Davenport, Iowa.  Of the 7,989,514 shares of common stock issued and outstanding as of the record date for the meeting, 6,763,444 shares were represented at the meeting in person or by proxy, constituting approximately 85% of the outstanding shares.

Four proposals were presented to the stockholders, and the final results of voting on each of the matters submitted to a vote during the annual meeting are as follows:

1.	For the election of five (5) Class III directors of the Company

NOMINEE	FOR	WITHHELD	BROKER N.V.
John-Paul E. Besong	3,750,346	406,911	2,606,187
James J. Brownson	3,750,351	406,906	2,606,187
Lindsay Y. Corby	3,749,451	407,806	2,606,187
Todd A. Gipple	3,713,635	443,622	2,606,187
Donna J. Sorensen	3,750,196	407,061	2,606,187

2.	To ratify, on an advisory basis, the appointment of George T. Ralph III to the Board of Directors

FOR	AGAINST	ABSTAIN	BROKER N.V.
3,739,934	407,480	9,843	2,606,187

3.	To approve, in a non-binding, advisory vote, the compensation of certain executive officers

FOR	AGAINST	ABSTAIN	BROKER N.V.
3,651,102	396,940	109,215	2,606,187

4.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

FOR	AGAINST	ABSTAIN	BROKER N.V.
3,651,102	396,940	109,215	2,606,187

Item 8.01. Other Events.

On May 20, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

           (d)  Exhibits

Exhibit Number	Description

99.1	Press release dated May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 20, 2015	By:	/s/ Todd A. Gipple
Todd A. Gipple Executive Vice President, Chief Operating Officer and Chief Financial Officer